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                                                                   EXHIBIT 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this registration statement.






                                   /s/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP



New York, New York
December 10, 1996